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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of the Liposome Company, Inc. on Form S-3 of our report dated February 3, 1997, on our audit of the consolidated financial statements and financial statement schedules of The Liposome Company, as of December 29, 1996 and December 31, 1995, and for the years ended December 29, 1996 and December 31, 1995 and 1994, which report is included in the company's annual report on Form 10-K for the year ended December 29, 1996. We also consent to the references to our firm under the caption "Experts".




                                                        Coopers & Lybrand L.L.P.


Princeton, New Jersey
September 26, 1997